EXHIBIT 4.1

NUMBER A0011

SHARES **35,355,378**

MAIDEN HOLDINGS, LTD.

INCORPORATED IN BERMUDA UNDER THE COMPANIES ACT 1981

COMMON SHARES

CUSIP 560292 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

GLOBAL CERTIFICATE

THIS IS TO CERTIFY THAT CEDE & CO

is the registered holder of ***THIRTY FIVE MILLION THREE HUNDRED FIFTY FIVE THOUSAND THREE HUNDRED SEVENTY EIGHT***

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, WITH $0.01 PAR VALUE, OF MAIDEN HOLDINGS, LTD.

(hereinafter called the "Company") transferable on the books of the Company by the Registered Holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Bye-laws and amendments thereto of the Company.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: JULY 3, 2007

Maiden Holdings, Ltd. BERMUDA 2007

CHIEF FINANCIAL OFFICER

ASSISTANT SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, TRANSFERRED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS, HIS OR HER ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A)IT IS A QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT, HE OR SHE IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT), OR (C) IT, HE OR SHE IS AN INVESTOR THAT IS NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS PURCHASING SUCH SHARES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S OF THE SECURITIES ACT; (2) AGREES THAT IT, HE OR SHE WILL NOT RE-OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (E) IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (A) THROUGH (E) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; (3) WILL NOT ENGAGE IN HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND (4) AGREES THAT IT, HE OR SHE WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN THE ISSUER AND FRIEDMAN, BILLINGS, RAMSEY & CO., INC., DATED AS OF JULY 3, 2007 (THE "REGISTRATION RIGHTS AGREEMENT") AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. PURSUANT TO THE REGISTRATION RIGHTS AGREEMENT, HOLDERS OF THESE COMMON SHARES ARE ENTITLED TO CERTAIN REGISTRATION RIGHTS TO HAVE THE RESALE OF THEIR SHARES REGISTERED UNDER THE SECURITIES ACT. ADDITIONAL TRANSFER RESTRICTIONS MAY APPLY UNDER THE REGISTRATION RIGHTS AGREEMENT IN CONNECTION WITH CERTAIN REGISTERED OFFERINGS BY THE ISSUER. BY ITS ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______

______

______

of the Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______ Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated ______

______

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

______

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.